SUB-ITEM 77.I TERMS OF NEW OR AMENDED SECURITIES

Submission of terms of new or amended securities is incorporated by reference to exhibit (n) to post-effective amendment no. 21 to Registrant's registration statement filed on Form Type 485APOS on February 27, 2002 (Accession No. 0001127563-02-000033).